Exhibit 99.1

500 Folsom | San Francisco, CA

ESSEX

PROPERTY TRUST, INC.

Second Quarter 2026 Earnings Release & Supplemental Data

 Second Quarter 2026  Earnings Release & Supplemental Data  500 Folsom | San Francisco, CA

Second Quarter 2026
Earnings Release and Supplemental Data

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

Essex Announces Second Quarter 2026 Results
and Raises Full-Year 2026 Guidance

San Mateo, California—July 29, 2026—Essex Property Trust, Inc. (NYSE: ESS) (the “Company”) announced today its second quarter 2026 earnings results and related business activities.

Net Income, Funds from Operations (“FFO”), and Core FFO per diluted share for the three and six-month periods ended June 30, 2026 are detailed below.

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2026	2025	Change	2026	2025	Change
Per Diluted Share
Net Income	$0.97	$3.44	-71.8%	$2.62	$6.59	-60.2%
Total FFO (1)	$3.32	$4.03	-17.6%	$7.49	$8.00	-6.4%
Core FFO	$4.08	$4.03	1.2%	$8.15	$8.00	1.9%

(1)	The decrease is primarily attributable to legal settlements. See page S-3 of the supplemental financial information for details.

Second Quarter 2026 Highlights:
•
Reported Net Income per diluted share for the second quarter of 2026 of $0.97, compared to $3.44 in the second quarter of 2025. The decrease is primarily attributable to a gain on sale of real estate and land recognized in the second quarter of 2025.

•
Grew Core FFO per diluted share by 1.2% compared to the second quarter of 2025, exceeding the midpoint of the Company’s guidance range by $0.10 per diluted share. The outperformance was primarily attributable to higher same-property and non-same-property net operating income (“NOI”).

•
Achieved same-property revenue and NOI growth of 2.7% and 2.6%, respectively, compared to the second quarter of 2025. On a sequential basis, same-property revenue and NOI improved 0.8% and 1.2%, respectively.

•	Disposed of a co-investment apartment community at a total contract price of $105.3 million ($52.6 million at pro rata share).

•	Received $87.8 million from the full redemption of three structured finance investments.

•	Revised full-year 2026 guidance range as detailed in the table below:

Full-Year 2026 Revised Guidance	Revised Range	Revised Midpoint	Change at Midpoint
Net Income per diluted share	$5.47 - $5.69	$5.58	($0.29)
Core FFO per diluted share	$16.03 - $16.25	$16.14	+$0.20
Same-Property Revenues	2.5% to 3.1%	2.8%	+0.40%
Same-Property Operating Expenses	2.5% to 3.0%	2.8%	(0.25%)
Same-Property NOI	2.3% to 3.3%	2.8%	+0.70%

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

Same-Property Operations

Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property revenue on a year-over-year basis for the three and six-month periods ended June 30, 2026 and on a sequential basis for the three-month period ended June 30, 2026:

	Revenue Change
	Q2 2026 vs. Q2 2025	YTD 2026 vs. YTD 2025	Q2 2026 vs. Q1 2026	% of Total Q2 2026 Revenues
Southern California
Los Angeles County	1.0%	1.3%	-0.7%	16.8%
Orange County	2.7%	2.8%	0.5%	10.1%
San Diego County	1.1%	1.8%	0.1%	9.8%
Ventura County	1.7%	1.8%	-0.1%	4.7%
Total Southern California	1.5%	1.9%	-0.2%	41.4%
Northern California
Santa Clara County	4.5%	4.6%	1.7%	21.0%
Alameda County	3.6%	3.3%	1.8%	7.0%
San Mateo County	5.4%	5.2%	2.3%	4.6%
Contra Costa County	2.3%	1.9%	0.8%	5.1%
San Francisco	7.0%	5.7%	3.2%	3.0%
Total Northern California	4.4%	4.1%	1.8%	40.7%
Seattle Metro	1.7%	2.0%	0.8%	17.9%
Same-Property Portfolio	2.7%	2.8%	0.8%	100%

The table below illustrates the components that drove the change in same-property revenue on a year-over-year basis for the three and six-month periods ended June 30, 2026 and on a sequential basis for the three-month period ended June 30, 2026:

Same-Property Revenue Components	Q2 2026 vs. Q2 2025	YTD 2026 vs. YTD 2025	Q2 2026 vs. Q1 2026
Scheduled Rents	2.2%	2.2%	0.9%
Delinquency	-0.1%	0.0%	-0.1%
Cash Concessions	0.0%	-0.1%	0.0%
Vacancy	0.0%	0.1%	-0.2%
Other Income	0.6%	0.6%	0.2%
Q2 2026 Same-Property Revenue Growth	2.7%	2.8%	0.8%

	Year-Over-Year Change			Year-Over-Year Change
	Q2 2026 compared to Q2 2025			YTD 2026 compared to YTD 2025
	Revenues	Operating Expenses	NOI	Revenues	Operating Expenses	NOI
Southern California	1.5%	2.5%	1.1%	1.9%	2.2%	1.7%
Northern California	4.4%	-1.2%	6.8%	4.1%	-0.5%	6.2%
Seattle Metro	1.7%	14.2%	-2.7%	2.0%	4.7%	1.0%
Same-Property Portfolio	2.7%	2.8%	2.6%	2.8%	1.5%	3.3%

	Sequential Change
	Q2 2026 compared to Q1 2026
	Revenues	Operating Expenses	NOI
Southern California	-0.2%	1.0%	-0.6%
Northern California	1.8%	-2.1%	3.4%
Seattle Metro	0.8%	1.2%	0.6%
Same-Property Portfolio	0.8%	-0.2%	1.2%

	Financial Occupancies
	Quarter Ended
	6/30/2026	3/31/2026	6/30/2025
Southern California	95.7%	96.1%	95.6%
Northern California	96.8%	96.9%	96.6%
Seattle Metro	96.4%	96.6%	96.4%
Same-Property Portfolio	96.3%	96.5%	96.2%

Investment Activity
Dispositions

In June 2026, Wesco V, LLC (“Wesco V”), a joint venture in which the Company owns a 50% interest, sold a 218-unit apartment home community located in San Jose, CA for a total contract price of $105.3 million ($52.6 million at pro rata share). The Company recorded a gain on sale of co-investment communities of $9.2 million at pro rata share in the second quarter, which has been excluded from Total and Core FFO.

Other Investments

In the second quarter of 2026, the Company received cash proceeds of $87.8 million from the full redemption of three structured finance investments yielding a weighted average return of 11.6%. The Company recorded $0.2 million of income from prepayment penalties as the result of an early redemption, which has been excluded from Core FFO.

Subsequent to quarter end, Wesco VII, LLC (“Wesco VII”), a joint venture in which the Company owns a 50% interest, originated two preferred equity investments in stabilized apartment communities totaling $36.2 million ($18.1 million at pro rata share). Both investments were fully funded at closing and yield an initial preferred return of 11.5%.

Balance Sheet and Liquidity
Common Stock and Liquidity

In the second quarter of 2026, the Company repurchased 48,261 shares of its common stock through the Company’s stock repurchase plan, totaling $11.7 million, including commissions, at an average price per share of $242.47. Year-to-date, the Company has repurchased 254,001 shares of its common stock totaling $61.9 million, including commissions, at an average price per share of $243.76. In May 2026, the Board of Directors approved the replacement of the Company’s prior repurchase program with a new, $500.0 million stock repurchase plan. As of June 30, 2026, the Company had $500.0 million of purchase authority remaining under its stock repurchase plan.

As of June 30, 2026, the Company had approximately $1.4 billion in liquidity via available capacity on its unsecured credit facilities, cash and cash equivalents, and marketable securities.

Guidance

For the second quarter of 2026, the Company exceeded the midpoint of the guidance range provided in its first quarter 2026 earnings release for Core FFO by $0.10 per diluted share.

The following table provides a reconciliation of second quarter 2026 Core FFO per diluted share to the midpoint of the guidance provided in the Company’s first quarter 2026 earnings release.

Per Diluted Share
Guidance midpoint of Core FFO per diluted share for Q2 2026	$3.98
Same-Property NOI (1)	0.05
Non-Same-Property NOI	0.03
Interest Income and Other	0.02
Core FFO per diluted share for Q2 2026 reported	$4.08

(1)	Includes $0.03 of lower property taxes due to refunds which are one-time in nature.

2026 Full-Year and Third Quarter Guidance

Per Diluted Share	Previous Range	Revised Range	Revised Midpoint	Change at Midpoint
Net Income	$5.62 - $6.12	$5.47 - $5.69	$5.58	($0.29)
Total FFO	$15.71 - $16.21	$15.37 - $15.59	$15.48	($0.48)
Core FFO	$15.69 - $16.19	$16.03 - $16.25	$16.14	+$0.20
Q3 2026 Core FFO	N/A	$3.93 - $4.05	$3.99	N/A

Same-Property Portfolio Growth (1)
Revenues	1.7% to 3.1%	2.5% to 3.1%	2.8%	+0.40%
Operating Expenses	2.5% to 3.5%	2.5% to 3.0%	2.8%	(0.25%)
Net Operating Income	0.8% to 3.4%	2.3% to 3.3%	2.8%	+0.70%

(1)	Reflects guidance on a cash basis based on 52,135 apartment homes. On a GAAP basis, the midpoints of the Company’s same-property revenue and NOI guidance are 2.9% and 2.9%, respectively.

Sequential Components to 2026 Third Quarter Core FFO Guidance Midpoint

Per Diluted Share
Core FFO per diluted share for Q2 2026 reported	$4.08
Consolidated Revenues	0.06
Consolidated Operating Expenses (1)	(0.12)
FFO from Co-Investments	(0.03)
Guidance midpoint of Core FFO per diluted share for Q3 2026	$3.99

(1)
The sequential decline from consolidated operating expenses is primarily driven by higher utilities costs (consistent with typical seasonality), higher taxes due to one-time property tax refunds that were recorded in the second quarter of 2026, and timing of controllable spend.

For additional details regarding the Company’s 2026 FFO guidance range, see page S-15 and S-16.1 of the supplemental financial information.

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Thursday, July 30, 2026 at 11 a.m. PST (2 p.m. EST), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.

A rebroadcast of the live call will be available online for 30 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the second quarter 2026 earnings link. To access the replay, dial (844) 512-2921 using the replay pin number 13761419. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or calling (650) 655-7800.

Corporate Profile

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 258 apartment communities comprising over 62,000 apartment homes with an additional property in active development. Additional information about the Company can be found on the Company’s website at www.essex.com.

This press release and accompanying supplemental financial information has been furnished to the Securities and Exchange Commission electronically on Form 8-K and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 655-7800.

FFO Reconciliation

FFO, as defined by the National Association of Real Estate Investment Trusts (“Nareit”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and land and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results. FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the Nareit definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the Nareit definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of FFO and Core FFO per diluted share for the three and six-month periods ended June 30, 2026 and 2025 (dollars in thousands, except for share and per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income available to common stockholders	$62,462	$221,362	$168,648	$424,472
Adjustments:
Depreciation and amortization	154,073	151,501	308,968	302,788
Gains not included in FFO	(11,231)	(126,174)	(11,231)	(237,534)
Depreciation and amortization from unconsolidated co-investments	13,167	14,406	26,483	28,784
Noncontrolling interest related to Operating Partnership units	2,123	7,781	5,792	15,060
Depreciation attributable to third party ownership and other	(38)	(38)	(77)	(84)
FFO attributable to common stockholders and unitholders	$220,556	$268,838	$498,583	$533,486
FFO per share – diluted	$3.32	$4.03	$7.49	$8.00
Tax (benefit) expense on unconsolidated technology co-investments	$(363)	$(232)	$3,251	$(395)
Realized and unrealized gains on marketable securities, net	(5,716)	(2,492)	(3,990)	(2,401)
Provision for credit losses	(256)	14	(222)	11
Equity loss (income) from unconsolidated technology co-investments	849	104	(16,187)	(1,612)
Loss on early retirement of debt	-	-	-	762
Income from early redemption of preferred equity investments and notes receivable	(179)	-	(179)	-
General and administrative and other, net (1)	56,785	2,661	61,330	3,937
Insurance reimbursements and other, net	(247)	(339)	(298)	(700)
Core FFO attributable to common stockholders and unitholders	$271,429	$268,554	$542,288	$533,088
Core FFO per share – diluted	$4.08	$4.03	$8.15	$8.00
Weighted average number of shares outstanding diluted (2)	66,462,974	66,670,784	66,575,154	66,663,894

(1)
Includes political advocacy costs of $0.1 million and $1.7 million for the three and six months ended June 30, 2026, respectively, and $0.3 million and $0.4 million for the three and six months ended June 30, 2025, respectively. During the three months ended June 30, 2026, the Company reached a settlement to fully resolve its case related to RealPage, Inc. totaling $36.5 million and another litigation matter totaling $19.3 million.

(2)
Assumes conversion of all outstanding limited partnership units in Essex Portfolio, L.P. (the “Operating Partnership”) into shares of the Company’s common stock and excludes DownREIT limited partnership units.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and Same-Property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Earnings from operations	$109,373	$279,700	$264,566	$536,781
Adjustments:
Corporate-level property management expenses	13,432	12,220	26,830	24,552
Depreciation and amortization	154,073	151,501	308,968	302,788
Management and other fees from affiliates	(2,318)	(2,223)	(4,631)	(4,717)
General and administrative	73,149	17,157	93,163	33,449
Gain on sale of real estate and land	(2,000)	(126,174)	(2,000)	(237,204)
NOI	345,709	332,181	686,896	655,649
Less: Non-same property NOI	(28,878)	(23,457)	(56,996)	(46,157)
Same-Property NOI	$316,831	$308,724	$629,900	$609,492

Safe Harbor Statement Under The Private Litigation Reform Act of 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding the Company’s expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s third quarter and full-year 2026 guidance (including net income, Total FFO and Core FFO, same-property growth and related assumptions) and anticipated yield on certain investments. While the Company’s management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed.

Factors that might cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following:   assumptions related to our third quarter and full-year 2026 guidance; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates, inflation, escalated operating costs and possible recessionary impacts; tariffs, geopolitical tensions and regional conflicts, and the related impacts on macroeconomic conditions, including, among other things, interest rates and inflation; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; the Company’s inability to maintain its investment grade credit rating with the rating agencies; the Company may be unsuccessful in the management of its relationships with its co-investment partners; the Company may fail to achieve its business objectives; time of actual completion and/or stabilization of development and redevelopment projects; estimates of future income from an acquired property may prove to be inaccurate; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; changes in laws or regulations and the anticipated or actual impact of future changes in laws or regulations; unexpected difficulties in leasing of future development projects; volatility in financial and securities markets; the Company’s failure to successfully operate acquired properties; unforeseen consequences from cyber-intrusion; government approvals, actions and initiatives, including the need for compliance with environmental requirements; and those further risks, special considerations, and other factors referred to in the Company’s annual report on Form 10-K for the year ended December 31, 2025, quarterly reports on Form 10-Q, and those risk factors and special considerations set forth in the Company’s other filings with the SEC which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. All forward-looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this press release.

Definitions and Reconciliations

Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release and supplemental financial information, are defined and further explained on pages S-17.1 through S-17.4, “Reconciliations of Non-GAAP Financial Measures and Other Terms,” of the accompanying supplemental financial information. The supplemental financial information is available on the Company’s website at www.essex.com.

Contact Information
Loren Rainey
Sr. Director, Investor Relations
(650) 655-7800
lrainey@essex.com

ESSEX PROPERTY TRUST, INC.

Consolidated Operating Results
(Dollars in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Revenues:
Rental and other property	$486,731	$467,610	$969,174	$929,699
Management and other fees from affiliates	2,318	2,223	4,631	4,717
	489,049	469,833	973,805	934,416

Expenses:
Property operating	141,022	135,429	282,278	274,050
Corporate-level property management expenses	13,432	12,220	26,830	24,552
Depreciation and amortization	154,073	151,501	308,968	302,788
General and administrative	73,149	17,157	93,163	33,449
	381,676	316,307	711,239	634,839
Gain on sale of real estate and land	2,000	126,174	2,000	237,204
Earnings from operations	109,373	279,700	264,566	536,781
Interest expense, net (1)	(65,609)	(64,191)	(129,631)	(125,723)
Interest and other income	9,087	6,808	10,123	11,097
Equity income from co-investments	13,715	8,977	37,330	22,186
Tax benefit (expense) on unconsolidated technology co-investments	363	232	(3,251)	395
Loss on early retirement of debt	-	-	-	(762)
Gain on remeasurement of co-investment	-	-	-	330
Net income	66,929	231,526	179,137	444,304
Net income attributable to noncontrolling interest	(4,467)	(10,164)	(10,489)	(19,832)
Net income available to common stockholders	$62,462	$221,362	$168,648	$424,472

Net income per share - basic	$0.97	$3.44	$2.62	$6.60

Shares used in income per share - basic	64,265,835	64,385,988	64,359,851	64,350,640

Net income per share - diluted	$0.97	$3.44	$2.62	$6.59

Shares used in income per share - diluted	64,279,012	64,407,613	64,369,794	64,378,953

(1)	Refer to page S-17.2, the section titled “Interest Expense, Net” for additional information.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX PROPERTY TRUST, INC.

Consolidated Operating Results - Selected Line Item Detail
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Rental and other property
Rental income	$479,418	$460,686	$955,230	$916,546
Other property	7,313	6,924	13,944	13,153
Rental and other property	$486,731	$467,610	$969,174	$929,699

Property operating expenses
Real estate taxes	$51,414	$49,035	$103,539	$101,629
Utilities	31,065	28,588	63,727	58,362
Personnel costs	26,966	26,744	53,488	52,995
Maintenance and repairs	16,559	16,130	30,741	30,872
Administrative	8,348	8,024	16,894	16,349
Insurance and other	6,670	6,908	13,889	13,843
Property operating expenses	$141,022	$135,429	$282,278	$274,050

Interest and other income
Marketable securities and other income	$2,890	$3,976	$5,635	$7,992
Realized and unrealized gains on marketable securities, net	5,716	2,492	3,990	2,401
Provision for credit losses	256	(14)	222	(11)
Insurance reimbursements and other, net	225	354	276	715
Interest and other income	$9,087	$6,808	$10,123	$11,097

Equity income from co-investments
Equity income (loss) from co-investments	$1,890	$(221)	$2,880	$(523)
Income from preferred equity investments	3,242	9,317	8,831	21,112
Equity (loss) income from unconsolidated technology co-investments	(849)	(104)	16,187	1,612
Insurance reimbursements and other, net	22	(15)	22	(15)
Gain on sale of co-investment communities	9,231	-	9,231	-
Income from early redemption of preferred equity investments	179	-	179	-
Equity income from co-investments	$13,715	$8,977	$37,330	$22,186

Noncontrolling interest
Limited partners of Essex Portfolio, L.P.	$2,123	$7,781	$5,792	$15,060
DownREIT limited partners’ distributions	2,296	2,339	4,608	4,678
Third-party ownership interest	48	44	89	94
Noncontrolling interest	$4,467	$10,164	$10,489	$19,832

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX PROPERTY TRUST, INC.

Consolidated Funds from Operations (1)
(Dollars in thousands, except share and per share amounts and in footnotes)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2026	2025	% Change	2026	2025	% Change

Funds from operations attributable to common stockholders and unitholders (FFO)
Net income available to common stockholders	$62,462	$221,362		$168,648	$424,472
Adjustments:
Depreciation and amortization	154,073	151,501		308,968	302,788
Gains not included in FFO	(11,231)	(126,174)		(11,231)	(237,534)
Depreciation and amortization from unconsolidated co-investments	13,167	14,406		26,483	28,784
Noncontrolling interest related to Operating Partnership units	2,123	7,781		5,792	15,060
Depreciation attributable to third party ownership and other	(38)	(38)		(77)	(84)
Funds from operations attributable to common stockholders and unitholders	$220,556	$268,838		$498,583	$533,486
FFO per share - diluted	$3.32	$4.03	-17.6%	$7.49	$8.00	-6.4%

Components of the change in FFO
Non-core items:
Tax (benefit) expense on unconsolidated technology co-investments	$(363)	$(232)		$3,251	$(395)
Realized and unrealized gains on marketable securities, net	(5,716)	(2,492)		(3,990)	(2,401)
Provision for credit losses	(256)	14		(222)	11
Equity loss (income) from unconsolidated technology co-investments	849	104		(16,187)	(1,612)
Loss on early retirement of debt	-	-		-	762
Income from early redemption of preferred equity investments and notes receivable	(179)	-		(179)	-
General and administrative and other, net (2)	56,785	2,661		61,330	3,937
Insurance reimbursements and other, net	(247)	(339)		(298)	(700)
Core funds from operations attributable to common stockholders and unitholders	$271,429	$268,554		$542,288	$533,088
Core FFO per share - diluted	$4.08	$4.03	1.2%	$8.15	$8.00	1.9%

Weighted average number of shares outstanding - diluted (3)	66,462,974	66,670,784		66,575,154	66,663,894

(1)	Refer to page S-17.2, the section titled “Funds from Operations (“FFO”) and Core FFO” for additional information on the Company’s definition and use of FFO and Core FFO.
(2)
Includes political advocacy costs of $0.1 million and $1.7 million for the three and six months ended June 30, 2026, respectively, and $0.3 million and $0.4 million for the three and six months ended June 30, 2025, respectively. During the three months ended June 30, 2026, the Company reached a settlement to fully resolve its case related to RealPage, Inc. totaling $36.5 million and another litigation matter totaling $19.3 million.

(3)	Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company’s common stock and excludes DownREIT limited partnership units.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX PROPERTY TRUST, INC.

Consolidated Balance Sheets
(Dollars in thousands)

	June 30, 2026	December 31, 2025
Real estate investments:
Land and land improvements	$3,363,169	$3,363,169
Buildings and improvements	15,171,737	15,073,416
	18,534,906	18,436,585
Less: accumulated depreciation	(6,837,403)	(6,532,003)
	11,697,503	11,904,582
Real estate under development	184,130	157,122
Co-investments	612,512	630,550
	12,494,145	12,692,254
Cash and cash equivalents, including restricted cash	66,344	85,586
Marketable securities	92,165	98,070
Notes and other receivables	96,334	141,591
Operating lease right-of-use assets	49,077	50,833
Prepaid expenses and other assets	100,237	90,675
Total assets	$12,898,302	$13,159,009

Unsecured debt, net	$5,569,283	$6,015,921
Mortgage notes payable, net	784,217	784,348
Lines of credit and commercial paper	345,000	-
Distributions in excess of investments in co-investments	107,874	98,837
Operating lease liabilities	49,753	51,487
Other liabilities	529,286	471,521
Total liabilities	7,385,413	7,422,114
Redeemable noncontrolling interest	27,373	28,263
Equity:
Common stock	6	6
Additional paid-in capital	6,626,545	6,683,514
Distributions in excess of accumulated earnings	(1,312,602)	(1,148,195)
Accumulated other comprehensive income, net	9,124	6,047
Total stockholders’ equity	5,323,073	5,541,372
Noncontrolling interest	162,443	167,260
Total equity	5,485,516	5,708,632
Total liabilities and equity	$12,898,302	$13,159,009

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX PROPERTY TRUST, INC.

Debt Summary - June 30, 2026
(Dollars in thousands, except in footnotes)
				Scheduled principal payments, unamortized premiums (discounts) and (debt issuance costs) are as follows - excludes lines of credit and commercial paper:
		Weighted Average			Unsecured	Secured	Total	Weighted Average Interest Rate	Percentage of Total Debt
	Balance Outstanding	Interest Rate	Maturity in Years

Unsecured Debt, net
Bonds public - fixed rate	$5,000,000	3.7%	7.2	2026	$-	$98,860	$98,860	3.5%	1.5%
Term loan	600,000	4.1%	4.2	2027	350,000	84,397	434,397	3.7%	6.8%
Unamortized discounts and debt				2028	450,000	68,332	518,332	2.2%	8.1%
issuance costs, net	(30,717)	-	-	2029	500,000	1,456	501,456	4.1%	7.9%
Total unsecured debt, net	5,569,283	3.7%	6.9	2030	850,000	66,592	916,592	3.6%	14.4%
Mortgage Notes Payable, net				2031	900,000	1,740	901,740	2.9%	14.1%
Fixed rate - secured	528,291	4.7%	4.9	2032	650,000	1,903	651,903	2.6%	10.2%
Variable rate - secured (1)	258,235	3.4%	12.8	2033	-	330,126	330,126	4.9%	5.2%
Unamortized premiums and debt				2034	550,000	2,275	552,275	5.5%	8.6%
issuance costs, net	(2,309)	-	-	2035	400,000	2,487	402,487	5.5%	6.3%
Total mortgage notes payable, net	784,217	4.3%	7.5	2036	350,000	2,719	352,719	5.0%	5.5%
Unsecured Lines of Credit and Commercial Paper				Thereafter	600,000	125,639	725,639	3.6%	11.4%
Line of credit (2)	-	4.5%	N/A	Subtotal	5,600,000	786,526	6,386,526	3.8%	100.0%
Line of credit (3)	-	4.5%	N/A	Debt Issuance Costs	(27,659)	(2,257)	(29,916)	-	-
Commercial paper (4)	345,000	4.0%	N/A	(Discounts)/Premiums	(3,058)	(52)	(3,110)	-	-
Total lines of credit and commercial paper	345,000	4.0%	N/A	Total	$5,569,283	$784,217	$6,353,500	3.8%	100.0%
Total debt, net	$6,698,500	3.8%	6.7

Capitalized interest for the three and six months ended June 30, 2026 was approximately $1.5 million and $2.8 million, respectively.

(1)	$258.2 million of variable rate debt is tax exempt to the note holders.
(2)
This unsecured line of credit facility has a capacity of $1.5 billion, a scheduled maturity date in January 2030 and two 6-month extension options, exercisable at the Company’s option. The underlying interest rate on this line is SOFR plus 0.775%, which is based on a tiered rate structure tied to the Company’s long-term unsecured credit ratings.

(3)
This unsecured line of credit facility has a capacity of $75.0 million, a scheduled maturity date in July 2028. The underlying interest rate on this line is SOFR plus 0.775%, which is based on a tiered rate structure tied to the Company’s long-term unsecured credit ratings.

(4)
The Company has a commercial paper program under which it can issue unsecured short-term notes, up to $750 million, which are backstopped by and reduce the borrowing capacity of the Company’s $1.5 billion unsecured line of credit facility.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX PROPERTY TRUST, INC.

Capitalization Data, Public Bond Covenants, Credit Ratings and Selected Credit Ratios - June 30, 2026
(Dollars and shares in thousands, except per share amounts)

Capitalization Data				Public Bond Covenants (1)	Actual	Requirement
Total debt, net			$6,698,500
Common stock and potentially dilutive securities				Debt to Total Assets:	34%	< 65%
Common stock outstanding			64,268
Limited partnership units (1)			2,184	Secured Debt to Total Assets:	4%	< 40%
Options-treasury method			21
Total shares of common stock and potentially dilutive securities			66,473	Interest Coverage:	508%	> 150%

Common stock price per share as of June 30, 2026			$291.59	Unsecured Debt Ratio (2):	297%	> 150%

Total equity capitalization			$19,382,862	Selected Credit Ratios (3)	Actual

Total market capitalization			$26,081,362	Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized:	5.4

Ratio of debt to total market capitalization			25.7%	Unencumbered NOI to Adjusted Total NOI:	93%

Credit Ratings
Rating Agency	Rating	Outlook
Moody’s	Baa1	Stable		(1) Refer to page S-17.4 for additional information on the Company’s Public Bond Covenants.
Standard & Poor’s	BBB+	Stable		(2) Unsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.
(1) Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company’s common stock.				(3) Refer to pages S-17.1 to S-17.4, the section titled “Reconciliations of Non-GAAP Financial Measures and Other Terms” for additional information on the Company’s Selected Credit Ratios.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX PROPERTY TRUST, INC.

Portfolio Summary by County as of June 30, 2026

	Apartment Homes				Average Monthly Rental Rate (1)			Percent of NOI (2)
Region - County	Consolidated	Unconsolidated Co-investments	Apartment Homes in Development (3)	Total	Consolidated	Unconsolidated Co-investments (4)	Total (4)	Consolidated	Unconsolidated Co-investments (4)	Total (4)

Southern California
Los Angeles County	9,666	1,586	-	11,252	$2,739	$2,582	$2,725	15.0%	19.2%	15.3%
Orange County	5,741	265	-	6,006	2,754	2,531	2,749	10.7%	3.3%	10.2%
San Diego County	5,449	443	-	5,892	2,715	3,096	2,730	9.9%	7.6%	9.7%
Ventura County and Other	2,760	373	-	3,133	2,548	3,291	2,602	4.9%	6.8%	5.0%
Total Southern California	23,616	2,667	-	26,283	2,715	2,758	2,717	40.5%	36.9%	40.2%

Northern California
Santa Clara County (5)	10,673	779	-	11,452	3,248	3,233	3,247	23.2%	12.9%	22.5%
Alameda County	3,970	1,328	-	5,298	2,676	2,667	2,675	6.6%	17.4%	7.3%
San Mateo County	2,483	195	543	3,221	3,515	3,965	3,532	6.1%	4.2%	6.0%
Contra Costa County	2,619	-	-	2,619	2,809	-	2,809	4.7%	0.0%	4.4%
San Francisco	1,356	537	-	1,893	3,121	3,709	3,218	2.3%	8.9%	2.8%
Total Northern California	21,101	2,839	543	24,483	3,109	3,084	3,107	42.9%	43.4%	43.0%

Seattle Metro	10,899	1,759	-	12,658	2,284	2,171	2,275	16.6%	19.7%	16.8%

Total	55,616	7,265	543	63,424	$2,780	$2,745	$2,778	100.0%	100.0%	100.0%

(1)
Average monthly rental rate is defined as the total scheduled monthly rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes) for the quarter ended June 30, 2026, divided by the number of apartment homes as of June 30, 2026.

(2)	Represents the percentage of actual NOI for the quarter ended June 30, 2026. See “Net Operating Income (“NOI”) and Same-Property NOI Reconciliations” on page S-17.3.
(3)	Includes development communities with no rental income.
(4)	At Company’s pro rata share.
(5)	Includes one community in Santa Cruz County.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX PROPERTY TRUST, INC.

Operating Income by Quarter (1)
(Dollars in thousands)

	Apartment Homes	Q2 ‘26	Q1 ‘26	Q4 ‘25	Q3 ‘25	Q2 ‘25

Rental and other property revenues:
Same-property	52,135	$446,035	$442,572	$439,591	$437,290	$434,370
Acquisitions (2)	2,140	21,495	20,761	17,712	13,398	11,099
Non-residential/other, net (3)	1,341	19,404	19,225	19,093	19,939	21,974
Straight-line rent concessions (4)	-	(203)	(115)	927	315	167
Total rental and other property revenues	55,616	486,731	482,443	477,323	470,942	467,610

Property operating expenses:
Same-property		129,204	129,503	130,636	133,237	125,646
Acquisitions (2)		7,544	8,273	6,873	5,019	4,177
Non-residential/other, net (3) (5)		4,274	3,480	3,991	5,180	5,606
Total property operating expenses		141,022	141,256	141,500	143,436	135,429

Net operating income (NOI):
Same-property		316,831	313,069	308,955	304,053	308,724
Acquisitions (2)		13,951	12,488	10,839	8,379	6,922
Non-residential/other, net (3) (5)		15,130	15,745	15,102	14,759	16,368
Straight-line rent concessions (4)		(203)	(115)	927	315	167
Total NOI		$345,709	$341,187	$335,823	$327,506	$332,181

Same-property metrics
Operating margin		71%	71%	70%	70%	71%
Annualized turnover		40%	33%	36%	44%	39%
Financial occupancy		96.3%	96.5%	96.4%	96.0%	96.2%
Delinquency as a % of scheduled rent		0.5%	0.4%	0.5%	0.5%	0.4%

Same-property net effective rate growth (6)
New lease		1.0%	-2.4%	-4.3%	-0.6%	3.3%
Renewal		4.8%	3.9%	4.7%	4.3%	4.1%
Blended		3.6%	1.4%	1.0%	2.5%	3.8%

(1)	Includes consolidated communities only.
(2)	Acquisitions include properties acquired which did not have comparable stabilized results as of January 1, 2025.
(3)
Non-residential/other, net consists of revenues generated from retail space, commercial properties, held for sale properties, disposition properties, properties undergoing significant construction activities that do not meet our redevelopment criteria, properties subject to upcoming ground lease expirations, two communities located in the California counties of Santa Barbara and Santa Cruz, which the Company does not consider its core markets, and properties without comparable operating results in the reported periods.

(4)
Represents straight-line concessions for residential operating communities. Same-property revenues reflect concessions on a cash basis. Total rental and other property revenues reflect concessions on a straight-line basis in accordance with U.S. GAAP.

(5)	Includes other expenses and intercompany eliminations pertaining to self-insurance.
(6)	Represents the percentage change in all lease tradeouts, including the impact of leasing incentives.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX PROPERTY TRUST, INC.

Same-Property Revenue Results by County - Second Quarter 2026 vs. Second Quarter 2025 and First Quarter 2026
(Dollars in thousands, except average monthly rental rates)

		Q2 ‘26 % of Actual NOI	Average Monthly Rental Rate			Financial Occupancy			Gross Revenues			Sequential Gross Revenues
Region - County	Apartment Homes		Q2 ‘26	Q2 ‘25	% Change	Q2 ‘26	Q2 ‘25	% Change	Q2 ‘26	Q2 ‘25	% Change	Q1 ‘26	% Change

Southern California
Los Angeles County	9,189	15.5%	$2,680	$2,663	0.6%	95.4%	95.0%	0.4%	$75,119	$74,373	1.0%	$75,672	-0.7%
Orange County	5,341	10.7%	2,732	2,667	2.4%	96.0%	96.2%	-0.2%	44,902	43,737	2.7%	44,672	0.5%
San Diego County	5,207	10.2%	2,722	2,692	1.1%	96.1%	96.1%	0.0%	43,748	43,271	1.1%	43,690	0.1%
Ventura County	2,652	5.1%	2,542	2,500	1.7%	95.8%	95.8%	0.0%	20,984	20,624	1.7%	21,003	-0.1%
Total Southern California	22,389	41.5%	2,686	2,651	1.3%	95.7%	95.6%	0.1%	184,753	182,005	1.5%	185,037	-0.2%

Northern California
Santa Clara County	9,279	21.5%	3,235	3,112	4.0%	97.1%	96.7%	0.4%	93,446	89,406	4.5%	91,907	1.7%
Alameda County	3,729	6.8%	2,663	2,597	2.5%	96.4%	96.4%	0.0%	31,427	30,335	3.6%	30,878	1.8%
San Mateo County	1,864	4.9%	3,459	3,293	5.0%	97.3%	96.8%	0.5%	20,332	19,283	5.4%	19,876	2.3%
Contra Costa County	2,619	5.0%	2,809	2,758	1.8%	96.3%	96.2%	0.1%	22,920	22,398	2.3%	22,746	0.8%
San Francisco	1,356	2.5%	3,121	2,927	6.6%	96.1%	96.8%	-0.7%	13,525	12,646	7.0%	13,107	3.2%
Total Northern California	18,847	40.7%	3,077	2,966	3.7%	96.8%	96.6%	0.2%	181,650	174,068	4.4%	178,514	1.8%

Seattle Metro	10,899	17.8%	2,284	2,258	1.2%	96.4%	96.4%	0.0%	79,632	78,297	1.7%	79,021	0.8%

Total Same-Property	52,135	100.0%	$2,743	$2,683	2.2%	96.3%	96.2%	0.1%	$446,035	$434,370	2.7%	$442,572	0.8%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX PROPERTY TRUST, INC.

Same-Property Revenue Results by County - Six months ended June 30, 2026 vs. Six months ended June 30, 2025
(Dollars in thousands, except average monthly rental rates)

		YTD 2026 % of Actual NOI	Average Monthly Rental Rate			Financial Occupancy			Gross Revenues
Region - County	Apartment Homes		YTD 2026	YTD 2025	% Change	YTD 2026	YTD 2025	% Change	YTD 2026	YTD 2025	% Change

Southern California
Los Angeles County	9,189	15.8%	$2,679	$2,657	0.8%	95.5%	95.2%	0.3%	$150,791	$148,790	1.3%
Orange County	5,341	10.7%	2,722	2,660	2.3%	96.1%	96.2%	-0.1%	89,574	87,139	2.8%
San Diego County	5,207	10.3%	2,716	2,682	1.3%	96.4%	96.0%	0.4%	87,438	85,873	1.8%
Ventura County	2,652	5.1%	2,534	2,488	1.8%	96.2%	96.3%	-0.1%	41,987	41,237	1.8%
Total Southern California	22,389	41.9%	2,681	2,644	1.4%	95.9%	95.7%	0.2%	369,790	363,039	1.9%

Northern California
Santa Clara County	9,279	21.4%	3,210	3,092	3.8%	97.0%	96.7%	0.3%	185,353	177,281	4.6%
Alameda County	3,729	6.7%	2,646	2,587	2.3%	96.6%	96.5%	0.1%	62,305	60,305	3.3%
San Mateo County	1,864	4.7%	3,429	3,264	5.1%	97.3%	97.1%	0.2%	40,208	38,230	5.2%
Contra Costa County	2,619	5.0%	2,793	2,751	1.5%	96.5%	96.5%	0.0%	45,666	44,806	1.9%
San Francisco	1,356	2.5%	3,089	2,916	5.9%	96.4%	96.9%	-0.5%	26,632	25,207	5.7%
Total Northern California	18,847	40.3%	3,054	2,949	3.6%	96.9%	96.7%	0.2%	360,164	345,829	4.1%

Seattle Metro	10,899	17.8%	2,277	2,245	1.4%	96.5%	96.3%	0.2%	158,653	155,511	2.0%

Total Same-Property	52,135	100.0%	$2,731	$2,671	2.2%	96.4%	96.2%	0.2%	$888,607	$864,379	2.8%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-9.1

ESSEX PROPERTY TRUST, INC.

Same-Property Operating Expenses - Quarter to Date and Year to Date as of June 30, 2026 and 2025
(Dollars in thousands)

Based on 52,135 apartment homes

	Q2 ‘26	Q2 ‘25	% Change	% of Operating Expense
Same-property operating expenses:
Real estate taxes	$46,040	$44,572	3.3%	35.6%
Utilities	28,404	26,224	8.3%	22.0%
Personnel costs	24,861	24,855	0.0%	19.2%
Maintenance and repairs	15,185	15,122	0.4%	11.8%
Administrative	6,361	6,363	0.0%	4.9%
Insurance and other	8,353	8,510	-1.8%	6.5%
Total same-property operating expenses	$129,204	$125,646	2.8%	100.0%

	YTD 2026	YTD 2025	% Change	% of Operating Expense
Same-property operating expenses:
Real estate taxes	$93,269	$93,113	0.2%	36.1%
Utilities	58,062	53,754	8.0%	22.4%
Personnel costs	49,179	49,201	0.0%	19.0%
Maintenance and repairs	28,161	28,698	-1.9%	10.9%
Administrative	12,967	12,920	0.4%	5.0%
Insurance and other	17,069	17,201	-0.8%	6.6%
Total same-property operating expenses	$258,707	$254,887	1.5%	100.0%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX PROPERTY TRUST, INC.

Development Pipeline - June 30, 2026
(Dollars in millions, except per apartment home amounts in thousands)

Project Name – Location	Ownership %	Estimated Apartment Homes	Estimated Commercial sq. feet	Incurred to Date (1)	Remaining Costs	Estimated Total Cost	Cost per Apartment Home (2)	Construction Start	Initial Occupancy	Stabilized Operations

Development Projects - Consolidated
7 South Linden - South San Francisco, CA	100%	543	-	$150	$161	$311	$573	Q1 2025	Q1 2028	Q1 2030
Total Development Projects - Consolidated		543	-	150	161	311	$573

Land Held for Future Development - Consolidated
Other Projects - Various	100%	-	-	34	-	34
Total Development Pipeline - Consolidated		543	-	$184	$161	$345

(1)	For the second quarter of 2026, the Company’s cost includes $1.5 million of capitalized interest and $0.6 million of capitalized overhead.
(2)	Net of the estimated allocation to the retail component of the project, as applicable.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX PROPERTY TRUST, INC.

Capital Expenditures - June 30, 2026 (1)
(Dollars in thousands, except in footnotes and per apartment home amounts)

Revenue Generating Capital Expenditures (2)	Q2 ‘26	Trailing 4 Quarters

Same-property portfolio	$12,915	$66,852
Non-same property portfolio	2,641	6,130
Total revenue generating capital expenditures	$15,556	$72,982

Number of same-property interior renovations	948	2,392
Number of total consolidated interior renovations	978	2,533

Non-Revenue Generating Capital Expenditures (3)	Q2 ‘26	Trailing 4 Quarters

Non-revenue generating capital expenditures	$31,166	$111,904
Average apartment homes in quarter	55,616	55,390
Capital expenditures per apartment home	$560	$2,020

(1)	The Company incurred less than $0.1 million of capitalized interest, $4.7 million of capitalized overhead and less than $0.1 million of co-investment fees related to redevelopment in Q2 2026.
(2)
Represents revenue generating expenditures, such as full-scale redevelopments, interior unit turn renovations, enhanced amenities, certain sustainability initiatives that generate higher revenues or expense savings and accessory dwelling units.

(3)
Represents roof replacements, paving, building and mechanical systems, exterior painting, siding, etc. Non-revenue generating capital expenditures does not include costs related to retail, furniture and fixtures, expenditures in which the Company has been reimbursed or expects to be reimbursed, and expenditures incurred due to changes in governmental regulation that the Company would not have incurred otherwise.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX PROPERTY TRUST, INC.

Co-investments and Preferred Equity Investments - June 30, 2026
(Dollars in thousands, except in footnotes)

	Weighted Average Essex Ownership Percentage	Apartment Homes	Total Undepreciated Book Value	Debt Amount	Essex Book Value	Weighted Average Borrowing Rate (1)	Remaining Term of Debt (in Years)	Three Months Ended June 30, 2026	Six Months Ended June 30, 2026

Operating and Other Unconsolidated Joint Ventures								NOI
Wesco I, III, IV, V, VI (2) (3)	55%	5,547	$1,988,872	$1,270,964	$68,998	3.2%	2.5	$30,699	$60,504
BEX IV, 500 Folsom	50%	732	617,883	176,400	133,022	3.5%	20.0	5,877	11,196
Other (4)	53%	986	387,133	291,476	109,746	3.6%	11.0	6,270	11,943
Total Operating and Other Unconsolidated Joint Ventures		7,265	$2,993,888	$1,738,840	$311,766	3.3%	5.7	$42,846	$83,643

								Essex Portion of NOI and Expenses
NOI								$23,403	$45,766
Depreciation								(13,167)	(26,483)
Interest expense and other, net								(8,346)	(16,403)
Equity (loss) income from unconsolidated technology co-investments								(849)	16,187
Insurance reimbursements and other, net								22	22
Gain on sale of co-investment communities								9,231	9,231
Net income from operating and other co-investments								$10,294	$28,320

						Weighted Average Preferred Return	Weighted Average Expected Term	Income from Preferred Equity Investments
Income from preferred equity investments								$3,242	$8,831
Income from early redemption of preferred equity investments								179	179
Preferred Equity Investments (5)					$192,872	10.2%	2.1	$3,421	$9,010

Total Co-investments					$504,638			$13,715	$37,330

(1)	Represents the year-to-date annual weighted average borrowing rate.
(2)	As of June 30, 2026, the Company’s investments in Wesco I, Wesco III, and Wesco IV were classified as a liability of $104.2 million due to distributions received in excess of the Company’s investment.
(3)
Wesco III, IV and VI have in-place interest rate swaps totaling a notional amount of $624.3 million at an average all-in fixed rate of 2.7% which expire in December 2026 and March 2027. During the second quarter of 2026, these Wesco entities entered into replacement swaps which take effect at the existing swap maturities totaling a notional amount of $340.3 million of new interest rate swaps at an average all-in fixed rate of 5.2% which expire in June 2029.

(4)
As of June 30, 2026, the Company’s investments in Expo and Silver were classified as a liability of $3.7 million due to distributions received in excess of the Company’s investment. The weighted average Essex ownership percentage excludes our investments in unconsolidated technology co-investments.

(5)	As of June 30, 2026, the Company is invested in 8 preferred equity investments, including one preferred equity investment held by Wesco VII, LLC.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX PROPERTY TRUST, INC.

Summary of Apartment Community Acquisitions and Dispositions Activity - Year to date as of June 30, 2026
(Dollars in thousands, except for average monthly rent)

Acquisitions
Property Name	Location	Apartment Homes	Year Built	Essex Ownership Percentage	Entity	Date	Total Contract Price at Pro Rata Share	Price per Apartment Home	Average Monthly Rent

Neither Essex nor its unconsolidated joint ventures acquired any apartment communities during the year to date as of June 30, 2026.

Dispositions
Property Name	Location	Apartment Homes	Year Built	Essex Ownership Percentage	Entity	Date	Total Contract Price at Pro Rata Share	Price per Apartment Home (1)

Meridian at Midtown	San Jose, CA	218	2015	50%	JV	Jun-26	$52,625	$460
	Q2 2026	218					$52,625	$460

	2026 Total	218					$52,625	$460

(1)	Price per apartment home excludes value allocated to the retail component, as applicable.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX PROPERTY TRUST, INC.

Assumptions for 2026 FFO Guidance Range
(Dollars in thousands, except per share data)

The guidance projections below are based on current expectations and are forward-looking. The guidance on this page is given for Net Operating Income (“NOI”) and Total and Core FFO. See pages S-17.1 to S-17.4 for the definitions of non-GAAP financial measures and other terms.

	Six Months Ended	2026 Full-Year Guidance Range
	June 30, 2026 (1)	Low End	High End	Comments about 2026 Full-Year Guidance

Total NOI from Consolidated Communities	$686,896	$1,365,500	$1,377,500	Includes same-property NOI growth range of 2.3% to 3.3%

Management Fees	4,631	8,900	9,500

Interest Expense
Interest expense, before capitalized interest	(132,479)	(266,200)	(264,600)
Interest capitalized	2,848	6,400	7,000
Net interest expense	(129,631)	(259,800)	(257,600)
Recurring Income and Expenses
Interest and other income	5,635	7,900	8,900	Updated to reflect the early redemption of a subordinated loan that occurred in the second quarter
FFO from co-investments	38,194	68,500	70,100	Updated to reflect year-to-date investment and redemption activity
General and administrative	(31,833)	(62,000)	(64,000)
Corporate-level property management expenses	(26,830)	(53,000)	(54,000)
Non-controlling interest	(4,774)	(9,900)	(9,300)
Total recurring income and expenses	(19,608)	(48,500)	(48,300)
Non-Core Income and Expenses
Tax expense on unconsolidated co-investments	(3,251)	(3,251)	(3,251)
Realized and unrealized gains on marketable securities, net	3,990	3,990	3,990
Provision for credit losses	222	222	222
Equity income from unconsolidated technology co-investments	16,187	16,187	16,187
Income from early redemption of preferred equity investments	179	179	179
General and administrative and other, net	(61,330)	(61,330)	(61,330)	Updated to reflect legal settlements
Insurance reimbursements and other, net	298	298	298
Total non-core income and expenses	(43,705)	(43,705)	(43,705)
Funds from Operations (2)	$498,583	$1,022,395	$1,037,395

Funds from Operations per diluted Share	$7.49	$15.37	$15.59

% Change - Funds from Operations	-6.4%	-3.8%	-2.4%

Core Funds from Operations (excludes non-core items)	$542,288	$1,066,100	$1,081,100

Core Funds from Operations per diluted Share	$8.15	$16.03	$16.25

% Change - Core Funds from Operations	1.9%	0.6%	1.9%

EPS - Diluted	$2.62	$5.47	$5.69

Weighted average shares outstanding - FFO calculation	66,575	66,525	66,525	Reflects YTD share repurchases

(1)	All non-core items are excluded from the 2026 actuals and included in the non-core income and expense section of the FFO reconciliation.
(2)
2026 guidance excludes inestimable projected gain/(loss) on sale of real estate and land, gain/(loss) on sale of marketable securities, gain/(loss) on early retirement of debt, and promote income until they are realized within the reporting period presented in the report.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX PROPERTY TRUST, INC.

Reconciliation of Projected EPS, FFO and Core FFO per diluted share

With respect to the Company’s guidance regarding its projected FFO and Core FFO, which guidance is set forth in the earnings release and on page S-15 of this supplement, a reconciliation of projected net income per share to projected FFO per share and projected Core FFO per share, as set forth in such guidance, is presented in the table below.

		2026 Guidance Range (1)
	Six Months
	Ended June 30,	3rd Quarter 2026		Full-Year 2026
	2026	Low	High	Low	High

EPS - diluted	$2.62	$1.41	$1.53	$5.47	$5.69
Conversion from GAAP share count	(0.09)	(0.05)	(0.05)	(0.18)	(0.18)
Depreciation and amortization	5.04	2.52	2.52	10.07	10.07
Noncontrolling interest related to Operating Partnership units	0.09	0.05	0.05	0.18	0.18
Gain on sale of real estate and land	(0.17)	-	-	(0.17)	(0.17)
FFO per share - diluted	$7.49	$3.93	$4.05	$15.37	$15.59

Tax expense on unconsolidated co-investments	0.05	-	-	0.05	0.05
Realized and unrealized gains on marketable securities, net	(0.06)	-	-	(0.06)	(0.06)
Provision for credit losses	-	-	-	-	-
Equity income from unconsolidated technology co-investments	(0.24)	-	-	(0.24)	(0.24)
Loss on early retirement of debt, net	-	-	-	-	-
Co-investment promote income	-	-	-	-	-
General and administrative and other, net	0.91	-	-	0.91	0.91
Insurance reimbursements and other, net	-	-	-	-	-
Core FFO per share - diluted	$8.15	$3.93	$4.05	$16.03	$16.25

(1)
2026 guidance excludes inestimable projected gain/(loss) on sale of real estate and land, gain/(loss) on sale of marketable securities, gain/(loss) on early retirement of debt, and promote income until they are realized within the reporting period presented in the report.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-15.1

 Data based on Essex Data Analytics forecasts and third-party projections.  Residential Supply: Total supply includes the Company's estimate of multifamily (“MF”) deliveries of properties with 50+ units and excludes student, senior and 100% affordable housing communities. Multifamily estimates incorporate a methodological enhancement ("delay-adjusted supply") to reflect the anticipated impact of continued construction delays in Essex markets. Single-family (“SF”) estimates are based on trailing single-family permits.                                         Residential Supply Forecast (1)         Residential Supply Forecast (1)           2026E     2027E  Market     Multifamily   Supply  Total MF/SF  Supply  Total Supply as a   % of Stock     Multifamily   Supply  Total MF/SF  Supply  Total Supply as a   % of Stock                       Los Angeles      6,300    12,100   0.3%   4,600    11,000   0.3%  Orange County      2,500    5,200   0.5%   3,000    5,700   0.5%  San Diego      4,900    7,700   0.6%   3,600    6,500   0.5%  Ventura      600    1,000   0.3%   200    600   0.2%  Southern California      14,300    26,000   0.4%   11,400    23,800   0.4%                             San Francisco      900    1,300   0.2%   800    1,200   0.2%  Oakland      400    2,700   0.3%   100    2,300   0.2%  San Jose      1,100    3,000   0.4%   1,200    3,000   0.4%  Northern California       2,400    7,000   0.3%   2,100    6,500   0.3%                             Seattle      4,900    9,300   0.7%   4,100    8,000   0.6%                             Total         21,600    42,300   0.4%   17,600    38,300   0.4%  ESSEX PROPERTY TRUST, INC.                                MSA Level Supply Forecast: 2026E - 2027E                                                        See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information  S-16

ESSEX PROPERTY TRUST, INC.

Based on the Midpoint of Guidance

+$0.05
($0.04)
$16.14
Reflects the ~$90 million of early redemptions that occurred in Q2'26, net of new investments
Same-Property NOI represents $0.12 of the increase
+$0.19
$15.94
Original Guidance Midpoint
Consolidated NOI (1)
Share Repurchases
Structured Finance (Preferred & Mezz)
Revised Guidance Midpoint

Source: Essex

1. Includes NOI from commercial properties.

 ESSEX PROPERTY TRUST, INC.                                Components to Revised 2026E Core FFO Per Diluted Share Versus Original Guidance                                                        See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information  S-16.1  The Company delivered a solid first half of 2026, with operating performance exceeding expectations  As a result, the Company raised the midpoint of its full-year Core FFO per diluted share by $0.20 to $16.14, representing 1.3% year-over-year growth  Source: Essex  Includes NOI from commercial properties.  (1)  Same-Property NOI represents $0.12 of the increase  Reflects the ~$90 million of early redemptions that occurred in Q2’26, net of new investments

ESSEX PROPERTY TRUST, INC.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Adjusted EBITDAre Reconciliation

The National Association of Real Estate Investment Trusts (“Nareit”) defines earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”) (September 2017 White Paper) as net income (computed in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”)) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and is a component of the credit ratio, “Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized,” presented on page S-6, in the section titled “Selected Credit Ratios,” and it is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

Adjusted EBITDAre is an important metric in evaluating the credit strength of the Company and its ability to service its debt obligations. The Company believes that Adjusted EBITDAre is useful to investors, creditors and rating agencies because it allows investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

EBITDAre and Adjusted EBITDAre are not recognized measurements under U.S. GAAP. Because not all companies use identical calculations, the Company’s presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of Net Income available to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below:

(Dollars in thousands)	Three Months Ended June 30, 2026

Net income available to common stockholders	$62,462
Adjustments:
Net income attributable to noncontrolling interest	4,467
Interest expense, net (1)	65,609
Depreciation and amortization	154,073
Income tax provision	108
Gain on sale of real estate and land	(2,000)
Gain on sale of co-investment communities	(9,231)
Co-investment EBITDAre adjustments	21,305
EBITDAre	296,793

Realized and unrealized gains on marketable securities, net	(5,716)
Provision for credit losses	(256)
Equity loss from unconsolidated technology co-investments	849
Tax benefit on unconsolidated technology co-investments	(363)
General and administrative and other, net	56,785
Insurance reimbursements and other, net	(247)
Income from early redemption of preferred equity investments	(179)
Adjusted EBITDAre	$347,666

(1)	Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.1

ESSEX PROPERTY TRUST, INC.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Annualized Turnover

Annualized turnover is defined as the number of apartment homes turned over during the quarter, annualized, divided by the total number of apartment homes.

Financial Occupancy

Financial occupancy is defined as the percentage resulting from dividing actual rental income by total scheduled rental income. Actual rental income represents contractual rental income pursuant to leases without considering delinquency and concessions. Total scheduled rental income represents the value of all apartment homes, with occupied apartment homes valued at contractual rental rates pursuant to leases and vacant apartment homes valued at estimated market rents.

New Lease Net Effective Rate Growth and Renewal Net Effective Rate Growth

New lease net effective rate growth and renewal net effective rate growth represent the percentage change in all lease tradeouts, including the impact of leasing incentives. Prior to 2026, the rate growth was based on the change in similar term lease tradeouts, including the impact of leasing incentives, and all periods presented have been updated to conform with the current methodology.

Disposition Yield

Net operating income that the Company anticipates giving up in the next 12 months less an estimate of property management costs allocated to the project divided by the gross sales price of the asset.

Acquisition Yield

Net operating income that the Company expects to achieve in the next 12 months less an estimate of property management costs allocated to the project and less an estimate for capital expenditures per unit divided by the gross sales price of the asset.

Encumbered

Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

Funds From Operations (“FFO”) and Core FFO

FFO, as defined by Nareit, is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and land and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the Nareit definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the Nareit definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The reconciliations of FFO and Core FFO per diluted share are detailed on page S-3 in the section titled “Consolidated Funds From Operations”.

Interest Expense, Net

Interest expense, net is presented on page S-1 in the section titled “Consolidated Operating Results”. Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below:

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
(Dollars in thousands)	2026	2025	2026	2025

Interest expense	$66,835	$65,262	$132,399	$127,994
Adjustments:
Total return swap income	(1,226)	(1,071)	(2,768)	(2,271)
Interest expense, net	$65,609	$64,191	$129,631	$125,723

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.2

ESSEX PROPERTY TRUST, INC.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Net Indebtedness Divided by Adjusted EBITDAre

This credit ratio is presented on page S-6 in the section titled “Selected Credit Ratios.” This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDAre, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company’s ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDAre is set forth in “Adjusted EBITDAre Reconciliation” on page S-17.1 The calculation of this credit ratio and a reconciliation of net indebtedness to total debt at pro rata share for co-investments, net is presented in the table below:

(Dollars in thousands)	June 30, 2026

Total consolidated debt, net	$6,698,500
Total debt from co-investments at pro rata share	953,985
Adjustments:
Consolidated unamortized premiums, discounts, and debt issuance costs	33,026
Pro rata co-investments unamortized premiums, discounts, and debt issuance costs	4,206
Consolidated cash and cash equivalents-unrestricted	(58,327)
Pro rata co-investment cash and cash equivalents-unrestricted	(33,961)
Marketable securities	(92,165)
Net Indebtedness	$7,505,264

Adjusted EBITDAre, annualized (1)	$1,390,664
Other EBITDAre normalization adjustments, net, annualized (2)	(7,712)
Adjusted EBITDAre, normalized and annualized	$1,382,952

Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized	5.4

(1)	Based on the amount for the most recent quarter, multiplied by four.
(2)	Adjustments made for properties in lease-up, acquired, or disposed during the most recent quarter and other partial quarter activity, multiplied by four.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities.

In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented:

	Three Months Ended		Six Months Ended
(Dollars in thousands)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Earnings from operations	$109,373	$279,700	$264,566	$536,781
Adjustments:
Corporate-level property management expenses	13,432	12,220	26,830	24,552
Depreciation and amortization	154,073	151,501	308,968	302,788
Management and other fees from affiliates	(2,318)	(2,223)	(4,631)	(4,717)
General and administrative	73,149	17,157	93,163	33,449
Gain on sale of real estate and land	(2,000)	(126,174)	(2,000)	(237,204)
NOI	345,709	332,181	686,896	655,649
Less: Non-same property NOI	(28,878)	(23,457)	(56,996)	(46,157)
Same-Property NOI	$316,831	$308,724	$629,900	$609,492

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.3

ESSEX PROPERTY TRUST, INC.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Public Bond Covenants

Public Bond Covenants refer to certain covenants set forth in instruments governing the Company’s unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company’s ability to expand or fully pursue its business strategies. The Company’s ability to comply with these covenants may be affected by changes in the Company’s operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company’s indebtedness, which could cause those and other obligations to become due and payable. If any of the Company’s indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with these covenants, see “Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financings” in the Company’s annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission (“SEC”).

The ratios set forth on page S-6 in the section titled “Public Bond Covenants” are provided only to show the Company’s compliance with certain specified covenants that are contained in indentures related to the Company’s issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the indenture and supplemental indenture dated December 12, 2025, filed by the Company as Exhibit 4.1 and Exhibit 4.2 to the Company’s Form 8-K, filed on December 12, 2025. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.

Same-Property Revenue Growth with Concessions on a GAAP basis

	Three Months Ended		Six Months Ended
(Dollars in millions)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Reported rental revenue (1)	$446.1	$434.4	$888.6	$864.4
Straight-line rent impact to rental revenue	(0.3)	0.3	(0.5)	(0.1)
GAAP rental revenue	$445.8	$434.7	$888.1	$864.3

% change - reported rental revenue	2.7%		2.8%
% change - GAAP rental revenue	2.6%		2.8%

(1)	Same-property rental revenue reflects concessions on a cash basis.

Secured Debt

Secured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company’s total amount of Secured Debt is set forth on page S-5.

Unencumbered NOI to Adjusted Total NOI

This ratio is presented on page S-6 in the section titled “Selected Credit Ratios”. Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an encumbrance securing debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended June 30, 2026, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended June 30, 2026 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in “Net Operating Income (“NOI”) and Same-Property NOI Reconciliations” above. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company’s ability to service debt obligations to that of other companies.

The calculation of this ratio is presented in the table below:

(Dollars in thousands)	Annualized Q2 ‘26 (1)

NOI	$1,382,836
Adjustments:
Pro forma NOI from real estate assets sold and/or acquired	-
Other, net (2)	(2,724)
Adjusted Total NOI	1,380,112
Less: Encumbered NOI	(94,099)
Unencumbered NOI	$1,286,013

Encumbered NOI	$94,099
Unencumbered NOI	1,286,013
Adjusted Total NOI	$1,380,112

Unencumbered NOI to Adjusted Total NOI	93%

(1)	This table is based on the amounts for the most recent quarter, multiplied by four.
(2)	Includes intercompany eliminations pertaining to self-insurance and other expenses.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.4